Exhibit 10.21

FORM OF CELANESE CORPORATION
DEFERRED COMPENSATION PLAN

SECTION I

PURPOSE

The purpose of this Celanese Corporation Deferred Compensation Plan (the “Plan”) is to create a deferred compensation account for those employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates.

SECTION II

DEFINITIONS

2.1           Defined Terms.  Whenever used in the Plan, the following terms shall have the following meanings:

“Account” means an account created by the Company pursuant to Section 3.1 of this Plan.

“Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

“Blackstone” means Blackstone LR Associates (Cayman) IV Ltd., Blackstone Management Associates (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P. and Blackstone Chemical Coinvest Partners (Cayman) L.P.

“Blackstone Valuation” means the valuation of the Company performed by Blackstone for 2004 that is set forth in the audited financial statements provided to Blackstone’s limited partners.

“Beneficiary” means one or more persons or entities (including a trust or estate) designated by a Participant, at any time or from time to time, to receive any payment under the Plan at or after such Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” means “Cause” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Cause” means (i) the Participant’s willful failure to perform Participant’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to the Participant of such failure, (B) commission of (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (C) Participant’s willful malfeasance or willful misconduct which is demonstrably injurious to the Company, (D) any act of fraud by the Participant or (E) the Participant’s breach of the provisions of any confidentiality, noncompetition or nonsolicitation to which the Participant is subject.

“Change of Control’’ means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than Blackstone or its affiliates or (ii) any person or group, other than Blackstone or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 51% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board.

“Company” means Celanese Corporation.

“Deferral Agreement” means an agreement between an employee of the Company or one of its Affiliates and the Company that sets forth the amount and terms of the employee’s deferred compensation.

“Disability” means the Participant becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period to perform Participant’s duties.

“Effective Date” means the date the Board adopts the Plan.

“Exit Event” means a sale or other disposition by Blackstone of at least ninety percent (90%) of its equity interest in the Company, provided that, in connection with such sale or other disposition, Blackstone receives a cash internal rate of return of at least twenty percent (25%) on such equity interest.

“Fair Market Value” means, on a given date, (a) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Board.

“Good Reason” means “Good Reason” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Good Reason” means (i) a substantial diminution in Participant’s position or duties; adverse change in reporting lines, or assignment of duties materially inconsistent with his position which results in a substantial diminution in Participant’s position or duties, (ii) any reduction in Participant’s base salary or annual bonus opportunity or (iii) failure of the Company to pay compensation or benefits when due under the agreement, in each case which is not cured within 30 days following the Company’s receipt of written notice from Participant describing the event constituting Good Reason.

“Initial Value” means, with respect to the applicable Account, the Tier I Time Value, the Tier II Time Value, the Tier I CFC Value, the Tier I EBITDA Value, the Tier II CFC Value or the Tier II EBITDA Value.

“IPO” means an initial registered public offering of the Shares.

“IPO Price” means the initial offering price per Share in the IPO.

“Participant” means each employee who has entered into a Deferral Agreement.

“Performance Account” means each of the Tier I CFC Performance Account, the Tier I EBITDA Performance Account, the Tier II CFC Performance Account and the Tier II EBITDA Performance Account.

Performance Target means each of the Tier I CFC Target, the Tier I EBITDA Target, the Tier II CFC Target and the Tier II EBITDA Target.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act.

“Plan” means the Celanese Corporation Deferred Compensation Plan.

“Share” means as share of Series A common stock of the Company.

“Tier I CFC Target” means the Tier I CFC Target set forth in the Deferral Agreement.

“Tier I CFC Value” means the Participant’s Tier I CFC Performance Deferral Amount as defined in the Deferral Agreement.

“Tier I EBITDA Target” means the Tier I EBITDA Target set forth in the Deferral Agreement.

“Tier I EBITDA Value” means the Participant’s Tier I EBITDA Performance Deferral Amount as defined in the Deferral Agreement.

“Tier I Time Value” means the Participant’s Time Deferral Amount as defined in the Deferral Agreement.

“Tier II CFC Target” means the Tier II CFC Target set forth in the Deferral Agreement.

“Tier II CFC Value” means the Participant’s Tier II CFC Performance Deferral Amount as defined in the Deferral Agreement.

“Tier II EBITDA Target” means the Tier II EBITDA Target set forth in the Deferral Agreement.

“Tier II EBITDA Value” means the Participant’s Tier II EBITDA Performance Deferral Amount as defined in the Deferral Agreement.

“Tier II Time Value” means the Participant’s Time Deferral Amount as defined in the Deferral Agreement.

SECTION III

DEFERRED COMPENSATION ACCOUNTS

3.1           Accounts.  The Company shall maintain the following six separate book entry accounts (each an “Account”) for each Participant; (i) the Tier I Time Account with an initial value equal to the Tier I Time Value, (ii) the Tier II Time Account with an initial value equal to the Tier II Time Value, (iii) the Tier I EBITDA Performance Account with an initial value equal to the Tier I EBITDA Value, (iv) the Tier I CFC Performance Account with an initial value equal to the Tier I CFC Value, (v) the Tier II EBITDA Performance Account with an initial value equal to the Tier II EBITDA Value and (vi) Tier II CFC Performance Account with an initial value equal to the Tier II CFC Value.  The balance of each Participant’s Account(s) shall be reduced by any distributions made to such Participant or his or her Beneficiary pursuant to this Plan.

3.2           Trusts.  Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship; provided, however, that the Company or any of its subsidiaries reserves the right to establish one or more trusts to provide alternate sources of benefit payments under this Plan.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or its subsidiaries.

SECTION IV

VESTING

4.1           Tier I Time Account.  The Tier I Time Account shall be 100% vested as of the Effective Date.

4.2           Tier II Time Account.  (a)  General.  Subject to the Participant’s continued employment with the Company or any Affiliate, the Tier II Time Account of each Participant shall vest as follows:  (i) 23.5% on the later of (x) December 31, 2005 and (y) an Exit Event;

(ii) 23.5% on the later of (x) December 31, 2006 and (y) an Exit Event; (iii) 23.5% on the later of (x) December 31, 2007 and (y) an Exit Event; (iv) 23.5% on the later of (x) December 31, 2008 and (y) an Exit Event; and (v) 6% on the later of (x) March 31, 2009 and (y) an Exit Event (each of December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008 and March 31, 2009, a “Time Condition Date”).

(b)           Change of Control.  Notwithstanding the foregoing, subject to the Participant’s continued employment, following a Change of Control, the Tier II Time Account shall become immediately vested upon an Exit Event; provided, that if such Change of Control is an Exit Event, the Tier II Time Account shall become immediately vested upon such Change of Control.

4.3           Performance Account.  (a)  General.  Subject to the Participant’s continued employment with the Company or any Affiliate and the achievement of the applicable Performance Target for the year ending on the applicable Performance Condition Date (as defined below), each Performance Account shall vest as follows:  (i) 35.3% on the later of (x) December 31, 2005 and (y) an Exit Event; (ii) 35.3% on the later of (x) December 31, 2006 and (y) an Exit Event; (iii) 17.6% on the later of (x) December 31, 2007 and (y) an Exit Event; and (iv) 11.8% on the later of (x) December 31, 2008 and (y) an Exit Event (each of December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008, a “Performance Condition Date”).

(b)           Change of Control.  Notwithstanding the foregoing, upon a Change of Control, with respect to each Performance Account, if either (x) the cumulative Performance Target applicable to such Performance Account was achieved through the Change of Control (the Performance Target for the year of the Change of Control appropriately adjusted by the Committee to reflect the period from the beginning of the year of the Change of Control through the Change of Control) or (x) Blackstone receives in connection with such Change of Control an amount equal to at least $54.45 per Share, then, the Performance Target for such Performance Account shall be deemed to be achieved with respect to the Performance Condition Date of the year of the Change of Control and with respect to each Performance Condition Date that occurred prior to the year of the Change of Control.

4.4           Termination of Employment.  (a)  General.  Other than as described in Section 4.4(b) or in a Deferral Agreement, if the Participant’s employment with the Company and its Affiliates terminates for any reason, an Account, to the extent not then vested, shall expire and be immediately canceled by the Company without consideration.

(b)           Good Termination.  Notwithstanding Section 4.2(a) and 4.3(a), in the event that the Participant is terminated (i) by the Company without Cause, (ii) by the Participant with Good Reason or (iii) due to the Participant’s death or Disability:

(i)            Tier II Time Account.  With respect to the Tier II Time Account, the Participant’s termination of employment shall be deemed to have occurred on the Time Condition Date of the year of such termination; and

(ii)           Performance Account.  With respect to each Performance Account, if the applicable Performance Target for the year of termination is achieved, the Participant’s termination of employment shall be deemed to have occurred on the Performance Condition Date of the year of such termination.

SECTION V

PAYMENT OF DEFERRED COMPENSATION

5.1           Payment Date.  Except as set forth in a Deferral Agreement, the vested portion of the value of a Participant’s Account shall be paid to the Participant as soon as practicable following the date such portion of the Account vests (each such date, a “Distribution Date”).  Notwithstanding the foregoing, the Tier I Time Account shall be paid to the Participant as soon as practicable following the Effective Date.

5.2           Account Value.  The value of each Account (other than the Tier I Time Account) on a Distribution Date shall be determined as follows:

(a)           If, on a Distribution Date, the price per Share equals or exceeds the price per Share determined pursuant to the Blackstone Valuation  (or if an IPO of the Shares has occurred within 12 months following the Effective Date, equals or exceeds the greater of the price per Share determined pursuant to the Blackstone Valuation and the IPO Price) (such price per Share, the “Initial Share Price”), the Account shall equal the Initial Value of such Account minus all distributions from such Account.

(b)           If, on a Distribution Date, the price per Share is less than the Initial Share Price, the value of each Account shall be determined as set forth in the Participant’s Deferral Agreement.

5.3           Beneficiary.  Each Participant shall have the right to designate a Beneficiary.  Any designated Beneficiary shall receive payments in the same manner as the Participant as if he or she had lived.  In case of a failure of designation or the death of a designated Beneficiary without a designated successor, the balance of the amounts contained in the Participant’s Account shall be paid, in accordance with the Plan and the Deferral Agreement, to the Participant’s estate.  No designation of Beneficiary or change in Beneficiary shall be valid unless it is in writing signed by the Participant and filed with the Secretary of the Company (or his or her designated agent) and satisfies such other conditions prescribed by the Committee.

SECTION VI

ADMINISTRATION; MISCELLANEOUS

6.1           Administration.  The Committee shall administer the Plan; provided, however, that the Committee may delegate its duties and powers in whole or in part as it determines.  The Committee has full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan.  The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Company’s purposes in adopting the Plan.  Any decision, interpretation or other action made by the Committee arising out of or in connection with the Plan, shall be final, binding and conclusive on the Company and all Participants and Beneficiaries and their respective heirs, executors, successors and assigns.  The Committee’s determinations hereunder need not be uniform, and may be made selectively among Participants, whether or not they are similarly situated.

6.2           Employment.  This Plan does not constitute an employment contract between the Company and a Participant.  Nothing in this Plan shall be construed to give a Participant the right to be retained in the service of the Company, nor interfere with the right of the Company to terminate a Participant at any time and nothing in this Plan shall require uniformity of treatment with respect to Participants and/or their Beneficiaries.

6.3           Governing Law.  This Plan shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

6.4           Tax Withholding.  The Company may withhold from distributions made from the Plan any taxes required to be withheld under federal, state, or local law.

6.5           Assignment, etc..  Benefits payable under this Plan may not be anticipated, assigned (either at law or equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal process, and any attempt to effect such distribution shall be void.

6.6           Amendments, Termnation.  The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board, except that no amendment, suspension, or termination shall diminish the rights, or adversely affect the benefits, provided to the Participants hereunder.

6.7           Plan Scope.  The Plan is an unfunded plan intended to provide deferred compensation to a select group of management and highly compensated employees of the Company and its subsidiaries.